                                                                    EXHIBIT 10.3




                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Second Amendment") is made as of the 15th day of April, 2002 by and among Holley Performance Products, Inc. ("Holley"), a Delaware corporation; Holley Performance Systems, Inc. ("Holley Systems"), a Delaware corporation; Weiand Automotive Industries, Inc. ("Weiand"), a California corporation; Lunati Cams, Inc. ("Lunati"), a Tennessee corporation; Nitrous Oxide Systems, Inc. ("NOS"), a California corporation; Earl's Supply, Inc. ("Earl's"), a California corporation; Biggs Manufacturing, Inc. ("Biggs"), an Arizona corporation; Hooker Industries, Inc. ("Hooker"), a California corporation and So-Cal Speed Shops, Inc. ("So-Cal"), a Delaware corporation; the lenders who are signatories hereto ("Lenders"); and FLEET CAPITAL CORPORATION ("FCC"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, as agent for Lenders hereunder (FCC, in such capacity, being "Agent"). Holley, Holley Systems, Weiand, Lunati, NOS, Earl's, Biggs, Hooker and So-Cal are hereinafter sometimes referred to individually as a "Borrower" and collectively as "Borrowers."

                              W I T N E S S E T H:

         WHEREAS, Borrowers (other than So-Cal), Agent and Lenders entered into a certain Loan and Security Agreement dated as of December 29, 2000 as amended by a certain First Amendment to Loan and Security Agreement dated as of April 9, 2001, by and among Borrowers (other than So-Cal), Agent and Lenders; (said Loan and Security Agreement as so amended is hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, So-Cal, pursuant to an Assumption and Consent Agreement dated December 31, 2001, became a Borrower under the Loan Agreement and assumed all covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of Borrowers under the Loan Agreement.

         WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan and Security Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan and Security Agreement.

         2. Amended and Additional Definitions. The definitions of "Applicable Margin," "Borrowing Base," and "Maximum Revolving Loan" contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead. The definitions of

"Inventory Limit" and "Working Capital Amount" are hereby inserted into Appendix A to the Loan Agreement.

                  "Applicable Margin - the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the Base Rate Term Portion, the LIBOR Revolving Credit Portion the LIBOR Term Portion and unused line fees, which percentages shall be set on the Closing Date and adjusted quarterly thereafter, commencing in respect to the financial statements for the period ending June 30, 2002 by reference to the Interest Coverage Ratio for the most recently ended four fiscal quarters, as evidenced by financial statements for such fiscal period delivered to Agent pursuant to Section 7.1.3(ii) in accordance with the following:

                                                         Applicable Margin
                                                         -----------------

                    Interest                          LIBOR             LIBOR             Base Rate         Base Rate        Unused
                    Coverage                        Revolving        Fixed Asset          Revolving        Fixed Asset        Line
                     Ratio                        Credit Portion       Portion         Credit Portion        Portion          Fee
                     -----                        --------------       -------         --------------        -------          ---
less than or equal to 1.25 to 1                       2.75%             2.75%               .75%               .75%           .375%
>1.25 to 1, but less than or equal to 1.50 to 1       2.50%             2.50%               .50%               .50%           .375%
>1.50 to 1, but less than or equal to 1.75 to 1       2.25%             2.25%               .25%               .25%          .3125%
>1.75 to 1                                            2.00%             2.00%                 0%                 0%           .250%

                  Each change in Applicable Margin shall be effective prospectively as of the first day of the fiscal month of Holley next following the fiscal month during which the applicable quarterly Consolidated financial statements of Holley are delivered to Agent pursuant to Section 7.1.3(ii).

                  From the Closing Date until April 1, 2002, the Applicable Margin shall be 2.50% (LIBOR Revolving Credit Portion), 2.50% (LIBOR Fixed Asset Portion), .50% (Base Rate Revolving Credit Portion), .50% (Base Rate Fixed Asset Portion) and .375% (unused line fee). From April 1, 2002 until the first Adjustment date as provided above, the Applicable Margin shall be 3.00% (LIBOR Revolving Credit Portion), 3.00% (LIBOR Fixed Asset Portion), 1.0% (Base Rate Revolving Credit Portion), 1.0% (Base Rate Fixed Asset Portion) and .375% (unused line fee). At any time when Holley has failed to deliver to Agent Holley's quarterly Consolidated financial statements in compliance with Section 7.1.3(ii) or Section 7.1.3(i) and such failure has not been cured to Agent's reasonable satisfaction, the Applicable Margin shall be the highest percentages set forth in the above schedule.

                                      * * *

                  Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) the Maximum Revolving Loan minus the outstanding principal balance of Mexican Revolving Credit Loans; or

                           (ii) an amount equal to:

                                    (1) seventy-five percent (75%) of the net
                  amount of Eligible Accounts;

                                      PLUS

                                    (2) the lesser of (i) the Inventory Limit or
                  (ii) fifty-five percent (55%) of the value of that portion of Eligible Inventory (other than Mexican Eligible Inventory) consisting of raw materials, work-in-progress and finished goods at such date calculated on the basis of the lower of cost or market with cost calculated on a first-in, first-out basis.

                                      PLUS

                           (iii) the Working Capital Amount

                  For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                                      * * *

                  Inventory Limit - for any period listed below the amount set forth opposite such period in the following schedule:

         Period                                                 Inventory Limit
         ------                                                 ---------------
         April 4, 2002 to May 10, 2002                          $16,000,000

         May 11, 2002 and all times thereafter                  $15,500,000


                                      * * *

                  Maximum Revolving Loan - for any period listed below, the amount set forth opposite such period in the following schedule, as such amounts may be further reduced from time to time pursuant to
         Section 3.3.1 and/or Section 7.2.9 hereof:

         Period                                           Maximum Revolving Loan
         ------                                           ----------------------
         April 4, 2002 to April 14, 2002                  $34,600,000

         April 15, 2002 to April 16, 2002                 $34,000,000

         April 17, 2002 to April 19, 2002                 $33,500,000

         April 20, 2002 to May 4, 2002                    $33,000,000

         May 5, 2002 to May 10, 2002                      $33,000,000

         May 11, 2002 to May 26, 2002                     $32,000,000

         May 27, 2002 to June 14, 2002                    $32,000,000

         June 15, 2002 and all times thereafter           $31,000,000

                  Upon three Business Days' notice Borrowers may reduce the amount of the Maximum Revolving Loan by amounts not exceeding Five Million Dollars ($5,000,000) within any calendar year or ten Million Dollars ($10,000,000) within the Original Term. Any such reduction shall be in a minimum amount of Two Million Dollars ($2,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000). Once the Maximum Revolving Loan has been so reduced it may not be subsequently increased.

                                      * * *

                  Working Capital Amount - for any period listed below the amount set forth opposite such period in the following schedule:

         Period                                        Working Capital Amount
         ------                                        ----------------------
         April 4, 2002 to April 14, 2002               $3,400,000

         April 15, 2002 to April 16, 2002              $3,400,000

         April 17, 2002 to April 19, 2002              $3,000,000

         April 20, 2002 to May 4, 2002                 $2,500,000

         May 5, 2002 to May 10, 2002                   $2,000,000

         May 11, 2002 to May 26, 2002                  $1,000,000

         May 27, 2002 and all times thereafter         $        0"

         3. Appraisals. Borrowers acknowledge and agree that Agent, at Borrowers' sole expense, shall obtain updated appraisals of Borrowers' fixed assets and Inventory.

         4. PriceWaterhouse Coopers. Borrowers agree that Agent shall retain, at Borrowers' sole expense, PriceWaterhouse Coopers LLP ("PWC") to perform a review of Borrowers' accounting systems, personnel, inventory costing, the Ernst & Young LLP ("E&Y") audit adjustment to the December 31, 2002 financial statements, Projections for fiscal year 2002 and such other matters as Agent, in its sole discretion, deems appropriate. Borrowers agree to use their best efforts to assist and cooperate with PWC in connection with such review. Borrowers acknowledge that Agent may establish Reserves in addition to those established pursuant to Section 5 below based on the result of any PWC review.

         5. Termination Charges. Section 4.2.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

            "4.2.3 Termination Charges. (a) At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Agent for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one-half of one percent (1/2%) of the Total Credit Facility if termination occurs during the first 12-month period of the Original Term (December 29, 2000 through December 28, 2001) and one-quarter of one percent (1/4%) of the Total Credit Facility if termination occurs during the second or third 12-month period of the Term (December 29, 2001 through December 28, 2002 and December 29, 2002 through December 28, 2003). If termination occurs on or after December 29, 2003, no termination charge shall be payable.

            (b) Any other prepayment of the Fixed Asset Loan shall be subject to a prepayment fee equal to one-half of one percent (1/2%) of the amount of any such prepayment if such prepayment is made during the first 12-month period of the Original Term (December 29, 2000 through December 28, 2001) or one quarter of one percent (1/4%) of the amount of any such prepayment if such prepayment is made during the second or third 12-month period of the Original Term (December 29, 2001 through December 28, 2002 and December 29, 2002 through December 28, 2003). No such prepayment fee shall be payable in connection with any prepayment made on or after December 29, 2003. Any prepayment fee paid in connection with the prepayment of the Fixed Asset Loans shall reduce the amount of any subsequent termination charge payable pursuant to
         Section 4.2.3(a) above."

         6. Financial Covenants. Exhibit P to the Loan Agreement is hereby deleted and Exhibit P attached hereto is inserted in its place.

         7. Fixed Asset Loans. Borrowers acknowledge and agree that Borrowers shall not be permitted to request, and Lenders shall not be required to make, Fixed Assets Loans, until such time as Borrowers' Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters equals or exceeds 1.0 to 1. Lenders' obligations to make any Fixed Asset Loans requested after such time shall be subject to the conditions of Section 1.2.1 and Section 3.1 of the Loan Agreement.

         8. E&Y Quarterly Review. Borrowers, at their expense, shall cause E&Y (or another nationally recognized independent accounting firm acceptable to Agent) to review Borrowers' quarterly financial statements for the remainder of fiscal year 2002 and, if requested by Agent, for the remainder of the Original Term. Any such review shall be conducted in accordance with applicable Securities Exchange Commission Regulations.

         9. Overadvance Fee. In order to induce Lenders to enter into this Second Amendment, Borrowers shall pay to Lenders an overadvance fee in the amount of One Hundred Fifty Thousand Dollars ($150,000). Said fee shall be due and payable, fully earned and non-refundable upon the date hereof.

         10. Conditions Precedent. This Second Amendment shall become effective upon satisfaction of each of the following conditions precedent:

                  (A) This Second Amendment shall have been properly executed and delivered by each of Borrowers, Agent and Lenders;

                  (B) Borrowers shall have paid to Agent, for the ratable benefit of Lenders, the amendment fee payable pursuant to Section 9 above; and

                  (C) Kohlberg, pursuant to an agreement acceptable to Agent in its sole discretion, shall have agreed to defer its management fees due in calendar year 2002 until such time as Agent shall have received Borrowers' annual audited financial statements for the fiscal year ending December 31, 2002 in accordance with Section 7.1.3(i) of the Loan Agreement and No Event of Default has occurred and is continuing.

                  The date on which all of the foregoing conditions precedent have been satisfied is hereinafter referred to as "Second Amendment Effective Date."

         11. Waiver. As of the Second Amendment Effective Date, Agent and Lenders shall be deemed to have waived compliance by Borrowers with the Interest Coverage Ratio covenant contained in Exhibit P to Section 8.3 of the Loan Agreement for the fiscal period ended December 31, 2001. The waiver contained in this Section 10 of this Second Amendment shall not extend to any other Section of the Loan Agreement other than Section 8.3 (the Interest Coverage Ratio of Exhibit P to the Loan Agreement) or any other fiscal period other than the fiscal period ending on December 31, 2001.

         12. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan and Security Agreement shall remain in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)

         IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year specified at the beginning hereof.

                                        FLEET CAPITAL CORPORATION
                                        ("Agent" and a "Lender")


                                        By:  /s/ Ed Bartkowski
                                           _____________________________________

                                           Name: Ed Bartkowski
                                                ________________________________

                                           Title: SVP - Fleet Capital
                                                 _______________________________


                                        HOLLEY PERFORMANCE PRODUCTS, INC.
                                        (a "Borrower")


                                        By:  /s/ Jeff King
                                           _____________________________________

                                           Name: Jeff King
                                                ________________________________

                                           Title: President & CEO
                                                 _______________________________


                                        HOLLEY PERFORMANCE SYSTEMS, INC.
                                        (a "Borrower")


                                        By:  /s/ Jeff King
                                           _____________________________________

                                           Name: Jeff King
                                                ________________________________

                                           Title: President & CEO
                                                 _______________________________


                                        WEIAND AUTOMOTIVE INDUSTRIES, INC.
                                        (a "Borrower")


                                        By:  /s/ Jeff King
                                           _____________________________________

                                           Name: Jeff King
                                                ________________________________

                                           Title: President & CEO
                                                 _______________________________


                                        LUNATI CAMS, INC. (a "Borrower")


                                        By:  /s/ Jeff King
                                           _____________________________________

                                           Name: Jeff King
                                                ________________________________

                                           Title: President & CEO
                                                 _______________________________

                                        NITROUS OXIDE SYSTEMS, INC. (a
                                        "Borrower")


                                        By: /s/ Jeff King
                                           -------------------------------------
                                           Name:  Jeff King
                                                --------------------------------
                                           Title: President & CEO
                                                 -------------------------------



                                        EARL'S SUPPLY COMPANY (a "Borrower")


                                        By: /s/ Jeff King
                                           -------------------------------------
                                           Name:  Jeff King
                                                --------------------------------
                                           Title: President & CEO
                                                 -------------------------------



                                        BIGGS MANUFACTURING, INC. (a "Borrower")


                                        By: /s/ Jeff King
                                           -------------------------------------
                                           Name:  Jeff King
                                                --------------------------------
                                           Title: President & CEO
                                                 -------------------------------



                                        HOOKER INDUSTRIES, INC. (a "Borrower")


                                        By: /s/ Jeff King
                                           -------------------------------------
                                           Name:  Jeff King
                                                --------------------------------
                                           Title: President & CEO
                                                 -------------------------------



                                        SO-CAL SPEED SHOPS, INC. (a "Borrower")


                                        By: /s/ Jeff King
                                           -------------------------------------
                                           Name:  Jeff King
                                                --------------------------------
                                           Title: President & CEO
                                                 -------------------------------

                                    EXHIBIT P

                               FINANCIAL COVENANTS

         CONSOLIDATED NET INCOME - with respect to any fiscal period, the net income (or loss) of Holley determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a subsidiary of any Borrower) in which any Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of any Borrower or is merged into or consolidated with any Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets;
(d) extraordinary gains as defined under GAAP and extraordinary losses pursuant to the extinguishment of debt, net of the related tax effects; and (e) gains (or losses) from asset dispositions (other than sales of inventory).

         EBITDA - with respect to any fiscal period, the sum of Holley's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense;
(c) interest expense for such period, all as determined in accordance with GAAP.

         INTEREST COVERAGE RATIO - with respect to any period of determination, the ratio of (i) EBITDA for such period to (ii) Interest Expense, excluding interest paid-in-kind for such period, all as determined in accordance with GAAP.

         INTEREST EXPENSE - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

         REQUIRED AMOUNT - shall be determined by reference to Holley's EBITDA for the most recently ended four fiscal quarters as set forth in the table below:

EBITDA for the Most Recently Ended Twelve Months                Required Amount
------------------------------------------------                ---------------
Greater than $32,000,000                                        $        0

Less than or equal to $32,000,000                               $1,000,000
but greater than $28,000,000
                                                                $2,000,000

Less than or equal to $28,000,000

         COVENANTS

         AVAILABILITY - Borrowers shall maintain at all times Availability of at least the Required Amount.

         INTEREST COVERAGE RATIO - Borrowers shall not permit the Interest Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

                    PERIOD                                          RATIO
                    ------                                          -----
From the Closing Date to March 31, 2001                          1.00 to 1.0

From the Closing Date to June 30, 2001                           1.10 to 1.0

From the Closing Date to September 30, 2001                      1.10 to 1.0

From the Closing Date to December 31, 2001                           N/A

January 1, 2002 to March 31, 2002                                1.20 to 1.0

January 1, 2002 to June 30, 2002                                 1.20 to 1.0

January 1, 2002 to September 30, 2002                            1.20 to 1.0

January 1, 2002 to December 31, 2002                             1.20 to 1.0

Four Quarters ending on each March 31, June 30,                  1.25 to 1.0
September 30, December 31, 2003 and thereafter




                                      P-2